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             [LETTERHEAD OF PAUL, HASTINGS, JANOFSKY & WALKER LLP]

                                 December 2, 1998


Tier Technologies, Inc.
1350 Treat Boulevard
Suite 250
Walnut Creek, California  94596

                                 Re:  Registration Statement on Form S-8
                                      ----------------------------------

Ladies and Gentlemen:

     You have requested our opinion with respect to certain matters in connection with the filing by Tier Technologies, Inc., a California corporation (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of 1,000,000 shares of the Company's Class B Common Stock, no par value (the "Shares"), authorized and reserved for issuance under the Company's Amended and Restated 1996 Equity Incentive Plan (the "Plan").

     In connection with this opinion, we have examined the Registration Statement, your Articles of Incorporation, as amended, and Bylaws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

     On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in accordance with the Registration Statement and the Plan, will be validly issued, fully paid and nonassessable.
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[LETTERHEAD OF PAUL, HASTINGS, JANOFSKY & WALKER LLP]

Tier Technologies, Inc.
December 2, 1998
Page 2


     We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                  Very truly yours,

                                      /s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP

                                        PAUL, HASTINGS, JANOFSKY & WALKER LLP